Exhibit 99.1

National Bank Holdings Corporation Announces

Record First Quarter 2019 Financial Results

Denver, Colorado - (PR Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter			For the quarter - adjusted(1)
	1Q19	4Q18	1Q18	1Q19	4Q18	1Q18
Net income ($000's)	$18,922	$17,235	$8,464	$18,922	$17,235	$14,510
Earnings per share - diluted	$0.60	$0.55	$0.27	$0.60	$0.55	$0.47
Return on average tangible assets(2)	1.39%	1.26%	0.66%	1.39%	1.26%	1.11%
Return on average tangible common equity(2)	13.15%	12.29%	6.95%	13.15%	12.29%	11.63%

(1)	See non-GAAP reconciliations starting on page 13.
(2)	Quarterly ratios are annualized.

In announcing these results, Chief Executive Officer Tim Laney shared, “We are off to a strong start in 2019 with record quarterly earnings of $0.60 per share.  The disciplined execution of our client-centered relationship banking model fueled annualized loan growth of 16.3% and annualized spot transaction deposit growth of 20.9% during the first quarter all while maintaining low annualized net charge-offs of just 0.02%.”

Mr. Laney added, “We are focused on building relationships by creating a win-win scenario for our clients and our company.  We believe in providing simple and fair solutions while offering personal service to our clients.  Our solid start to the year demonstrates our ability to create attractive returns for our shareholders while supporting the communities we call home.”

First Quarter 2019 Results

(All comparisons refer to the fourth quarter of 2018, except as noted)

Net income totaled a record $18.9 million during the first quarter 2019, or $0.60 per diluted share, compared to $17.2 million during the last quarter, or $0.55 per diluted share. The return on average tangible assets increased 13 basis points to 1.39% and the return on average tangible common equity increased 86 basis points to 13.15%.

Net Interest Income

Fully taxable equivalent net interest income totaled $52.4 million and increased $0.6 million, or 4.4% annualized. Fully taxable equivalent net interest margin widened 6 basis points to 4.05% from the prior quarter, driven by a 15 basis point higher earning asset yield, which was partially offset by a 12 basis point higher cost of funds.

Loans

Originated loans and acquired loans not accounted for under 310-30 (“acquired loans”) ended the quarter at $4.2 billion, increasing $162.0 million, or 16.3% annualized, led by originated and acquired commercial loan growth of $112.8 million, or 17.4% annualized. Total first quarter loan originations were $311.0 million, led by commercial loan originations of $201.3 million. The fully taxable equivalent yield on originated loans outstanding increased 19 basis points during the first quarter 2019 to 4.88% due to higher new loan yields and increases in short-term market rates.

Asset Quality and Provision for Loan Losses

Provision for loan losses of $1.5 million was recorded during the quarter to support originated loan growth. Annualized net charge-offs on originated and acquired loans totaled 0.02%, compared to 0.06% in the prior quarter. Non-performing originated and acquired loans (comprised of non-accrual loans and non-accrual TDRs) were 0.63% of total originated and acquired loans, compared to 0.61% at December 31, 2018. The originated and acquired allowance for loan losses was 0.88%, consistent with the prior quarter.

Acquired problem loans accounted for under 310-30 totaled $63.5 million at March 31, 2019 and decreased $7.4 million from the fourth quarter 2018.

Deposits

Average non-interest bearing demand deposits increased $3.7 million, or 1.4% annualized. Average transaction deposits (defined as total deposits less time deposits) decreased $1.9 million, driven by a decrease in interest bearing demand, savings and money market deposits of $5.6 million. Average total deposits decreased $22.5 million to $4.6 billion, or 2.0% annualized, driven by a decrease of $20.7 million in time deposits. The cost of deposits was 0.58%, an increase of 6 basis points from the prior quarter and just 17 basis points over the first quarter last year.

Spot transaction deposits increased $178.3 million during the first quarter 2019 to $3.6 billion at March 31, 2019, improving the mix of transaction deposits to total deposits to 77.1% from 76.2% last quarter. The non-interest bearing demand deposits to total deposits mix improved to 24.9% from 23.6% in the prior quarter and the loan to deposit ratio remained at 90%, consistent with the prior quarter.

Non-Interest Income

Non-interest income totaled $17.1 million and increased $1.7 million primarily due to higher mortgage banking income of $1.5 million, driven by higher levels of 1-4 family mortgage loans sold in the secondary market. Other non-interest income increased $0.8 million, primarily due to swap fee income during the quarter, and was mostly offset by a combined seasonal decrease of $0.6 million in service charges and bank card fees.

Non-Interest Expense

Non-interest expense totaled $44.4 million and increased $1.5 million from the prior quarter, primarily driven by a $0.9 million increase in salaries and benefits due to higher commissions and payroll taxes, $0.5 million higher occupancy and equipment expense and $0.3 million higher other non-interest expense, partially offset by lower professional fees of $0.6 million. Gain on sale of OREO and problem asset workout expense totaled a net expense of $0.8 million, an increase of $0.5 million from the prior quarter due to the write-down of one OREO property.

Income tax expense totaled $3.4 million during both the first quarter 2019 and fourth quarter 2018. Included in income tax expense during the first quarter 2019 was $0.8 million of tax benefit from stock compensation activity. Adjusting for the stock compensation activity, the effective tax rate for the first quarter of 2019 would be 18.5% compared to 16.5% during the fourth quarter 2018. The lower rate compared to the statutory rate reflects the continued success of our tax strategies and tax exempt income.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The leverage ratio at March 31, 2019 for the consolidated company and NBH Bank was 10.63% and 8.93%, respectively.  Shareholders’ equity totaled $715.0 million at March 31, 2019 and increased $20.0 million from the prior quarter end. The increase in shareholders’ equity was due to higher retained earnings and lower accumulated other comprehensive loss, driven by the fair market value fluctuations of the available-for-sale investment securities portfolio.

Common book value per share increased $0.51 to $23.10 at March 31, 2019. The tangible common book value per share was $19.31 at March 31, 2019 and increased $0.54 due to the higher retained earnings and lower accumulated other comprehensive loss. Excluding accumulated other comprehensive loss, the tangible book value increased $0.38 to $19.51.

A common convention in the industry is to add the value of the accretable yield to the tangible book value per share. The value of the March 31, 2019 accretable yield balance on the 310-30 loans of $33.3 million would add $0.84 after-tax to the tangible book value per share. A more conservative methodology that management uses values the excess yield above 5.0% and then considers the timing of the excess accreted interest income recognition discounted at 5.0%. This would add $0.58 after-tax to our tangible book value per share as of March 31, 2019, resulting in a tangible common book value per share of $19.89.

Year-Over-Year Review

(All comparisons refer to the first quarter 2018, except as noted)

Fully taxable equivalent net interest income totaled $52.4 million and increased $3.7 million, or 7.6%. Average earning assets increased $106.7 million, or 2.1%, primarily driven by originated loan growth. The fully taxable equivalent net interest margin widened 21 basis points to 4.05%. The yield on earning assets increased 44 basis points, led by a 56 basis point increase in the originated loan portfolio yields due to higher new loan yields and short-term rate increases, and was partially offset by an increase in the cost of funds of 33 basis points from 0.55% to 0.88%.

Originated and acquired loans outstanding totaled $4.2 billion and increased $593.4 million, or 16.5%, driven by an increase in originated loans of $791.3 million, or 26.6%. New loan originations between the two periods totaled $1.3 billion, led by commercial loan originations of $948.2 million. The 310-30 loan portfolio declined $48.8 million, or 43.4%, to $63.5 million at March 31, 2019.

Average non-interest bearing demand deposits increased $50.5 million. Total deposits averaged $4.6 billion, decreasing $36.6 million from the first quarter last year, driven by a decrease of $88.7 million in time deposits. Spot transaction deposits increased $71.5 million, to $3.6 billion at March 31, 2019, improving the mix of transaction deposits to total deposits to 77.1% from 75.6% in the first quarter last year. The non-interest bearing demand deposits to total deposits mix improved to 24.9% compared to 23.0% in the first quarter last year.

Provision for loan loss expense was $1.5 million, compared to $41 thousand during the first quarter last year. Net charge-offs on originated and acquired loans totaled 0.02%, compared to 0.07% in the first quarter last year. Non-performing originated and acquired loans decreased to 0.63% from 0.66% at March 31, 2018. The originated and acquired allowance for loan losses totaled 0.88% of total originated and acquired loans compared to 0.85% at March 31, 2018.

Non-interest income was $17.1 million during the first quarter 2019, representing a decrease of $0.8 million from the first quarter last year, primarily due to $1.0 million lower mortgage banking income and $0.3 million lower OREO related income. These decreases were partially offset by $0.7 million higher other non-interest income due to an increase in swap fee income during the period.

Non-interest expense totaled $44.4 million during the first quarter 2019, representing a decrease of $10.9 million, primarily driven by $7.6 million of acquisition costs during the first quarter of 2018 and efficiencies gained from the integration of the Peoples acquisition.

Income tax expense totaled $3.4 million during the first quarter 2019 compared to $1.7 million during the first quarter 2018, an increase of $1.7 million. Included in income tax expense was $0.8 million and $0.4 million of tax benefit from stock compensation activity during the first quarters 2019 and 2018, respectively.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Wednesday, April 24, 2019. Interested parties may listen to this call by dialing (877) 272-6762 / (615) 800-6832 (International) using the Conference ID of 8699564 and asking for the NBHC First Quarter Earnings conference call. A telephonic replay of the call will be available beginning approximately four hours after the call’s completion through May 8, 2019, by dialing (855) 859-2056 (United States) / (404) 537-3406 (International) using the Conference ID of 8699564. The earnings release and an on-line replay of the call will also be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity,” “tangible common equity to tangible assets,” “adjusted efficiency ratio,” “adjusted non-interest expense,” “adjusted non-interest expense to average assets,” “adjusted net income,” “adjusted earnings per share - diluted,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to shareholder results. Through its bank subsidiary, NBH Bank, National Bank Holdings Corporation operates a network of 105 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. The bank’s core geographic footprint consists of Colorado, the greater Kansas City region, New Mexico, Texas and Utah. NBH Bank operates under the following brand names: Bank Midwest in Kansas and Missouri, Community Banks of Colorado in Colorado and Hillcrest Bank in New Mexico, Texas and Utah. It also operates as Community Banks Mortgage, a division of NBH Bank, in Arizona and Colorado. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: bankmw.com, cobnks.com, hillcrestbank.com or nbhbank.com. Or, follow us on any of our social media sites:

Bank Midwest: facebook.com/bankmw, twitter.com/bank_mw, instagram.com/bankmw;

Community Banks of Colorado: facebook.com/cobnks, twitter.com/cobnks, instagram.com/cobnks;

Hillcrest Bank: facebook.com/hillcrestbank, twitter.com/hillcrest_bank;

NBH Bank: twitter.com/nbhbank;

or connect with any of our brands on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to execute our business strategy; business and economic conditions; effects of a prolonged government shutdown; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services; the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company's bank subsidiary; changes in estimates of future loan reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Aldis Birkans, Chief Financial Officer, Treasurer, (720) 529-3314, ir@nationalbankholdings.com

Media: Whitney Bartelli, Chief Marketing Officer, (816) 298-2203, media@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Total interest and dividend income	$59,420	$57,780	$52,791
Total interest expense	8,254	7,148	5,144
Net interest income	51,166	50,632	47,647
Taxable equivalent adjustment	1,227	1,195	1,063
Net interest income FTE(1)	52,393	51,827	48,710
Provision for loan losses	1,534	2,476	41
Net interest income after provision for loan losses FTE(1)	50,859	49,351	48,669
Non-interest income:
Service charges	4,321	4,619	4,510
Bank card fees	3,428	3,769	3,362
Mortgage banking income	6,937	5,406	7,971
Other non-interest income	2,304	1,519	1,602
OREO related income	61	4	390
Total non-interest income	17,051	15,317	17,835
Non-interest expense:
Salaries and benefits	27,890	27,029	30,672
Occupancy and equipment	6,882	6,423	7,955
Professional fees	814	1,373	2,819
Other non-interest expense	7,757	7,453	12,324
Problem asset workout	1,123	328	781
(Gain) loss on sale of OREO, net	(368)	(102)	78
Core deposit intangible asset amortization	296	353	653
Total non-interest expense	44,394	42,857	55,282

Income before income taxes FTE(1)	23,516	21,811	11,222
Taxable equivalent adjustment	1,227	1,195	1,063
Income before income taxes	22,289	20,616	10,159
Income tax expense	3,367	3,381	1,695
Net income	$18,922	$17,235	$8,464
Earnings per share - basic	$0.61	$0.56	$0.28
Earnings per share - diluted	$0.60	$0.55	$0.27

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018. See non-GAAP reconciliations starting on page 13.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	March 31, 2019	December 31, 2018	March 31, 2018
ASSETS
Cash and cash equivalents	$105,258	$109,556	$286,870
Investment securities available-for-sale	749,537	791,102	917,865
Investment securities held-to-maturity	221,727	235,398	283,369
Non-marketable securities	24,574	27,555	14,088
Loans	4,246,941	4,092,308	3,702,334
Allowance for loan losses	(37,055)	(35,692)	(30,686)
Loans, net	4,209,886	4,056,616	3,671,648
Loans held for sale	59,324	48,120	51,050
Other real estate owned	9,394	10,596	11,875
Premises and equipment, net	109,594	109,986	112,038
Goodwill	115,027	115,027	114,909
Intangible assets, net	12,981	13,470	15,561
Other assets	185,364	159,240	178,310
Total assets	$5,802,666	$5,676,666	$5,657,583
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$1,172,683	$1,072,029	$1,083,245
Interest bearing demand deposits	696,332	688,255	698,796
Savings and money market	1,764,341	1,694,808	1,779,817
Total transaction deposits	3,633,356	3,455,092	3,561,858
Time deposits	1,081,092	1,080,529	1,147,452
Total deposits	4,714,448	4,535,621	4,709,310
Securities sold under agreements to repurchase	59,543	66,047	141,187
Federal Home Loan Bank advances	228,421	301,660	77,335
Other liabilities	85,252	78,332	83,888
Total liabilities	5,087,664	4,981,660	5,011,720
Shareholders' equity:
Common stock	515	515	515
Additional paid in capital	1,012,974	1,014,399	1,012,268
Retained earnings	120,879	106,990	68,008
Treasury stock	(413,226)	(415,623)	(420,040)
Accumulated other comprehensive loss, net of tax	(6,140)	(11,275)	(14,888)
Total shareholders' equity	715,002	695,006	645,863
Total liabilities and shareholders' equity	$5,802,666	$5,676,666	$5,657,583
SHARE DATA
Average basic shares outstanding	30,961,187	30,888,238	30,493,689
Average diluted shares outstanding	31,497,538	31,492,342	31,143,528
Ending shares outstanding	30,958,581	30,769,063	30,479,969
Common book value per share	$23.10	$22.59	$21.19
Tangible common book value per share(1)	$19.31	$18.77	$17.27
Tangible common book value per share, excluding accumulated other comprehensive income(1)	$19.51	$19.13	$17.76
CAPITAL RATIOS
Average equity to average assets	12.39%	12.15%	11.44%
Tangible common equity to tangible assets(1)	10.52%	10.39%	9.51%
Leverage ratio	10.63%	10.51%	9.59%
Tier 1 risk-based capital ratio	12.84%	12.91%	12.43%
Total risk-based capital ratio	13.72%	13.79%	13.17%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 13.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			March 31, 2019		March 31, 2019
			vs. December 31, 2018		vs. March 31, 2018
	March 31, 2019	December 31, 2018	% Change	March 31, 2018	% Change
Originated:
Commercial:
Commercial and industrial	$1,971,692	$1,877,221	5.0%	$1,422,517	38.6%
Owner-occupied commercial real estate	347,064	337,258	2.9%	274,182	26.6%
Food and agriculture	228,765	217,294	5.3%	154,922	47.7%
Energy	55,368	49,204	12.5%	40,213	37.7%
Total commercial	2,602,889	2,480,977	4.9%	1,891,834	37.6%
Commercial real estate non-owner occupied	472,073	407,431	15.9%	424,125	11.3%
Residential real estate	664,852	657,633	1.1%	630,576	5.4%
Consumer	21,070	22,895	(8.0)%	23,082	(8.7)%
Total originated	3,760,884	3,568,936	5.4%	2,969,617	26.6%

Acquired:
Commercial:
Commercial and industrial	48,194	53,926	(10.6)%	72,571	(33.6)%
Owner-occupied commercial real estate	81,659	84,408	(3.3)%	110,065	(25.8)%
Food and agriculture	4,263	4,862	(12.3)%	6,727	(36.6)%
Total commercial	134,116	143,196	(6.3)%	189,363	(29.2)%
Commercial real estate non-owner occupied	137,003	144,388	(5.1)%	211,313	(35.2)%
Residential real estate	150,292	163,187	(7.9)%	216,579	(30.6)%
Consumer	1,119	1,722	(35.0)%	3,153	(64.5)%
Total acquired	422,530	452,493	(6.6)%	620,408	(31.9)%

ASC 310-30 loans	63,527	70,879	(10.4)%	112,309	(43.4)%
Total loans	$4,246,941	$4,092,308	3.8%	$3,702,334	14.7%

Originated and Acquired Loan Balances by Loan Segment

			March 31, 2019		March 31, 2019
			vs. December 31, 2018		vs. March 31, 2018
	March 31, 2019	December 31, 2018	% Change	March 31, 2018	% Change
Commercial	$2,737,005	$2,624,173	4.3%	$2,081,197	31.5%
Commercial real estate non-owner occupied	609,076	551,819	10.4%	635,438	(4.1)%
Residential real estate	815,144	820,820	(0.7)%	847,155	(3.8)%
Consumer	22,189	24,617	(9.9)%	26,235	(15.4)%
Total originated and acquired loans	$4,183,414	$4,021,429	4.0%	$3,590,025	16.5%

Originations(1)

	First quarter	Fourth quarter	Third quarter	Second quarter	First quarter
	2019	2018	2018	2018	2018
Commercial:
Commercial and industrial	$153,547	$213,335	$123,440	$232,643	$123,984
Owner occupied commercial real estate	26,405	34,727	35,549	19,009	23,576
Food and agriculture	15,213	14,046	23,833	38,220	25,873
Energy	6,138	7,640	5,412	(929)	(10,778)
Total commercial	201,303	269,748	188,234	288,943	162,655
Commercial real estate non-owner occupied	69,125	41,031	42,300	28,316	20,694
Residential real estate	38,627	51,017	40,293	30,259	21,698
Consumer	1,958	2,592	3,797	3,588	3,238
Total	$311,013	$364,388	$274,624	$351,106	$208,285

(1)

Originations are defined as closed end funded loans and net fundings under revolving lines of credit. Net funding under revolving lines of credit were $105,235, $6,263, $34,070, $151,888 and $59,236 as of the first quarter 2019, fourth quarter 2018, third quarter 2018, second quarter 2018 and first quarter 2018, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$3,624,793	$43,573	4.88%	$3,409,996	$40,347	4.69%	$2,954,865	$31,454	4.32%
Acquired loans	438,374	6,254	5.79%	482,774	7,102	5.84%	639,552	8,930	5.66%
ASC 310-30 loans	64,920	3,687	22.72%	72,634	4,146	22.83%	115,432	5,393	18.69%
Loans held for sale	42,868	488	4.62%	56,714	730	5.11%	54,358	566	4.22%
Investment securities available-for-sale	787,367	4,361	2.22%	826,462	4,396	2.13%	935,359	4,775	2.04%
Investment securities held-to-maturity	229,401	1,651	2.88%	243,421	1,724	2.83%	256,646	1,751	2.73%
Other securities	26,885	423	6.29%	21,457	335	6.25%	16,072	244	6.07%
Interest earning deposits and securities purchased under agreements to resell	32,657	210	2.61%	39,476	195	1.96%	168,318	741	1.79%
Total interest earning assets FTE(2)	$5,247,265	$60,647	4.69%	$5,152,934	$58,975	4.54%	$5,140,602	$53,854	4.25%
Cash and due from banks	$77,954			$79,747			$99,798
Other assets	421,615			422,136			406,903
Allowance for loan losses	(35,814)			(34,366)			(31,619)
Total assets	$5,711,020			$5,620,451			$5,615,684
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,410,009	$3,008	0.51%	$2,415,627	$2,716	0.45%	$2,408,387	$1,844	0.31%
Time deposits	1,078,554	3,607	1.36%	1,099,205	3,375	1.22%	1,167,302	2,790	0.97%
Securities sold under agreements to repurchase	60,589	153	1.02%	63,837	158	0.98%	132,339	50	0.15%
Federal Home Loan Bank advances	248,779	1,486	2.42%	160,575	899	2.22%	115,683	460	1.61%
Total interest bearing liabilities	$3,797,931	$8,254	0.88%	$3,739,244	$7,148	0.76%	$3,823,711	$5,144	0.55%
Demand deposits	$1,108,150			$1,104,411			$1,057,622
Other liabilities	97,107			94,070			92,076
Total liabilities	5,003,188			4,937,725			4,973,409
Shareholders' equity	707,832			682,726			642,275
Total liabilities and shareholders' equity	$5,711,020			$5,620,451			$5,615,684
Net interest income FTE(2)		$52,393			$51,827			$48,710
Interest rate spread FTE(2)			3.81%			3.78%			3.70%
Net interest earning assets	$1,449,334			$1,413,690			$1,316,891
Net interest margin FTE(2)			4.05%			3.99%			3.84%
Average transaction deposits	$3,518,159			$3,520,038			$3,466,009
Average total deposits	$4,596,713			$4,619,243			$4,633,311
Ratio of average interest earning assets to average interest bearing liabilities	138.16%			137.81%			134.44%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21% for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018. The tax equivalent adjustments included above are $1,227, $1,195 and $1,063 for the three months ended March 31, 2019, December 31, 2018 and March 31 2018, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Loan Losses and Asset Quality

(Dollars in thousands)

Allowance for Loan Losses Analysis

	As of and for the three months ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Originated	ASC		Originated	ASC		Originated	ASC
	and acquired	310-30		and acquired	310-30		and acquired	310-30
	loans	loans	Total	loans	loans	Total	loans	loans	Total
Beginning allowance for loan losses	$35,461	$231	$35,692	$33,606	$207	$33,813	$31,193	$71	$31,264
Charge-offs	(268)	—	(268)	(652)	—	(652)	(716)	—	(716)
Recoveries	97	—	97	55	—	55	97	—	97
Provision (recoupment)	1,550	(16)	1,534	2,452	24	2,476	—	41	41
Ending ALL	$36,840	$215	$37,055	$35,461	$231	$35,692	$30,574	$112	$30,686
Ratio of annualized net charge-offs to average total loans during the period, respectively	0.02%	0.00%	0.02%	0.06%	0.00%	0.06%	0.07%	0.00%	0.07%
Ratio of ALL to total loans outstanding at period end, respectively	0.88%	0.34%	0.87%	0.88%	0.33%	0.87%	0.85%	0.10%	0.83%
Ratio of ALL to total non-performing loans at period end, respectively(1)	140.02%	0.00%	140.84%	145.00%	0.00%	145.94%	129.17%	0.00%	129.65%
Total loans	$4,183,414	$63,527	$4,246,941	$4,021,429	$70,879	$4,092,308	$3,590,025	$112,309	$3,702,334
Average total loans during the period	$4,063,167	$64,920	$4,128,087	$3,892,770	$72,634	$3,965,404	$3,594,417	$115,432	$3,709,849
Total non-performing loans(1)	$26,310	$—	$26,310	$24,456	$—	$24,456	$23,669	$—	$23,669

(1)

Loans accounted for under ASC 310-30 may be considered performing, regardless of past due status, if the timing and expected cash flows on these loans can be reasonably estimated and if collection of the new carrying value is expected.

Originated and Acquired Loans

	March 31, 2019	December 31, 2018	March 31, 2018
Loans 30-89 days past due and still accruing interest	$6,245	$4,610	$6,029
Loans 90 days past due and still accruing interest	1,359	895	1,767
Non-accrual loans	26,310	24,456	23,669
Total past due and non-accrual loans	$33,914	$29,961	$31,465
Total 90 days past due and still accruing interest and non-accrual loans to total originated and acquired loans	0.66%	0.63%	0.71%
Total non-accrual loans to total originated and acquired loans	0.63%	0.61%	0.66%

NATIONAL BANK HOLDINGS CORPORATION

Asset Quality

(Dollars in thousands)

Asset Quality Data

	March 31, 2019	December 31, 2018	March 31, 2018
Non-performing loans	$26,310	$24,456	$23,669
OREO:
Originated and acquired	4,724	4,992	6,101
Transferred from 310-30 loans	4,670	5,604	5,774
Total OREO	9,394	10,596	11,875
Total non-performing assets	$35,704	$35,052	$35,544
Accruing restructured loans	$2,206	$5,944	$8,678
Total non-performing loans to total loans	0.62%	0.60%	0.64%
Total non-performing assets to total loans and OREO	0.84%	0.85%	0.96%
Total non-performing assets (excluding OREO transferred from 310-30 loans) to total loans and OREO (excluding OREO transferred from 310-30)	0.73%	0.72%	0.80%

NATIONAL BANK HOLDINGS CORPORATION

Key Ratios

	As of and for the three months ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Key Ratios(1)
Return on average assets	1.34%	1.22%	0.61%
Return on average tangible assets(2)	1.39%	1.26%	0.66%
Return on average tangible assets, adjusted(2)	1.39%	1.26%	1.11%
Return on average equity	10.84%	10.02%	5.34%
Return on average tangible common equity(2)	13.15%	12.29%	6.95%
Return on average tangible common equity, adjusted(2)	13.15%	12.29%	11.63%
Loan to deposit ratio (end of period)	90.08%	90.23%	79.70%
Non-interest bearing deposits to total deposits (end of period)	24.87%	23.64%	23.00%
Net interest margin(4)	3.95%	3.90%	3.76%
Net interest margin FTE(2)(4)	4.05%	3.99%	3.84%
Interest rate spread FTE(5)	3.81%	3.78%	3.70%
Yield on earning assets(3)	4.59%	4.45%	4.16%
Yield on earning assets FTE(2)(3)	4.69%	4.54%	4.25%
Cost of interest bearing liabilities(3)	0.88%	0.76%	0.55%
Cost of deposits	0.58%	0.52%	0.41%
Non-interest income to total revenue FTE	24.55%	22.81%	26.80%
Non-interest expense to average assets	3.15%	3.03%	3.99%
Non-interest expense to average assets, adjusted(2)	3.15%	3.03%	3.44%
Efficiency ratio	64.64%	64.45%	83.43%
Efficiency ratio FTE(2)	63.50%	63.30%	82.09%
Efficiency ratio FTE, adjusted for acquisition-related costs(2)	63.50%	63.30%	70.68%

Originated and Acquired Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total originated and acquired loans	0.63%	0.61%	0.66%
Allowance for loan losses to total originated and acquired loans	0.88%	0.88%	0.85%
Allowance for loan losses to non-performing loans	140.02%	145.00%	129.17%
Net charge-offs to average loans(1)	0.02%	0.06%	0.07%

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.62%	0.60%	0.64%
Non-performing assets to total loans and OREO	0.84%	0.85%	0.96%
Allowance for loan losses to total loans	0.87%	0.87%	0.83%
Allowance for loan losses to non-performing loans	140.84%	145.94%	129.65%
Net charge-offs to average loans(1)	0.02%	0.06%	0.07%

(1)	Quarterly ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations below.
(3)

Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities are excluded from interest earning assets. Interest bearing liabilities include liabilities that must be paid interest.

(4)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(6)

Non-performing loans consist of non-accruing loans and restructured loans on non-accrual, but exclude any loans accounted for under ASC 310-30 in which the pool is still performing. These ratios may, therefore, not be comparable to similar ratios of our peers.

(7)	Non-performing assets include non-performing loans, other real estate owned and other repossessed assets.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	March 31, 2019	December 31, 2018	March 31, 2018
Total shareholders' equity	$715,002	$695,006	$645,863
Less: goodwill and core deposit intangible assets, net	(124,645)	(124,941)	(126,340)
Add: deferred tax liability related to goodwill	7,555	7,327	6,878
Tangible common equity (non-GAAP)	$597,912	$577,392	$526,401

Total assets	$5,802,666	$5,676,666	$5,657,583
Less: goodwill and core deposit intangible assets, net	(124,645)	(124,941)	(126,340)
Add: deferred tax liability related to goodwill	7,555	7,327	6,878
Tangible assets (non-GAAP)	$5,685,576	$5,559,052	$5,538,121

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	12.32%	12.24%	11.42%
Less: impact of goodwill and core deposit intangible assets, net	(1.80)%	(1.85)%	(1.91)%
Tangible common equity to tangible assets (non-GAAP)	10.52%	10.39%	9.51%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$597,912	$577,392	$526,401
Divided by: ending shares outstanding	30,958,581	30,769,063	30,479,969
Tangible common book value per share (non-GAAP)	$19.31	$18.77	$17.27

Tangible common book value per share, excluding accumulated other comprehensive loss calculations:
Tangible common equity (non-GAAP)	$597,912	$577,392	$526,401
Accumulated other comprehensive loss, net of tax	6,140	11,275	14,888
Tangible common book value, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	604,052	588,667	541,289
Divided by: ending shares outstanding	30,958,581	30,769,063	30,479,969
Tangible common book value per share, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	$19.51	$19.13	$17.76

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended
	March 31, 2019	December 31, 2018	March 31, 2018
Net income	$18,922	$17,235	$8,464
Add: impact of core deposit intangible amortization expense, after tax	225	268	496
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$19,147	$17,503	$8,960

Average assets	$5,711,020	$5,620,451	$5,615,684
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(117,235)	(117,760)	(119,158)
Average tangible assets (non-GAAP)	$5,593,785	$5,502,691	$5,496,526

Average shareholders' equity	$707,832	$682,726	$642,275
Less: average goodwill and core deposit intangible assets, net of deferred tax liability related to goodwill	(117,235)	(117,760)	(119,158)
Average tangible common equity (non-GAAP)	$590,597	$564,966	$523,117

Return on average assets	1.34%	1.22%	0.61%
Return on average tangible assets (non-GAAP)	1.39%	1.26%	0.66%
Return on average equity	10.84%	10.02%	5.34%
Return on average tangible common equity (non-GAAP)	13.15%	12.29%	6.95%

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended
	March 31, 2019	December 31, 2018	March 31, 2018
Interest income	$59,420	$57,780	$52,791
Add: impact of taxable equivalent adjustment	1,227	1,195	1,063
Interest income FTE (non-GAAP)	$60,647	$58,975	$53,854

Net interest income	$51,166	$50,632	$47,647
Add: impact of taxable equivalent adjustment	1,227	1,195	1,063
Net interest income FTE (non-GAAP)	$52,393	$51,827	$48,710

Average earning assets	$5,247,265	$5,152,934	$5,140,602
Yield on earning assets	4.59%	4.45%	4.16%
Yield on earning assets FTE (non-GAAP)	4.69%	4.54%	4.25%
Net interest margin	3.95%	3.90%	3.76%
Net interest margin FTE (non-GAAP)	4.05%	3.99%	3.84%

Efficiency Ratio

	As of and for the three months ended
	March 31, 2019	December 31, 2018	March 31, 2018
Net interest income	$51,166	$50,632	$47,647
Add: impact of taxable equivalent adjustment	1,227	1,195	1,063
Net interest income, FTE (non-GAAP)	$52,393	$51,827	$48,710

Non-interest income	$17,051	$15,317	$17,835

Non-interest expense	$44,394	$42,857	$55,282
Less: core deposit intangible asset amortization	(296)	(353)	(653)
Non-interest expense, adjusted for core deposit intangible asset amortization	$44,098	$42,504	$54,629

Non-interest expense, adjusted for core deposit intangible asset amortization	$44,098	$42,504	$54,629
Non-recurring Peoples acquisition-related expenses	—	—	(7,598)
Adjusted non-interest expense (non-GAAP)	$44,098	$42,504	$47,031

Efficiency ratio	64.64%	64.45%	83.43%
Efficiency ratio FTE (non-GAAP)	63.50%	63.30%	82.09%
Adjusted efficiency ratio FTE (non-GAAP)	63.50%	63.30%	70.68%

Adjusted Financial Results

	As of and for the three months ended
	March 31, 2019	December 31, 2018	March 31, 2018
Adjustments to net income:
Net income	$18,922	$17,235	$8,464
Adjustments(1)	—	—	6,046
Adjusted net income (non-GAAP)	$18,922	$17,235	$14,510

Adjustments to income per share:
Earnings per share - diluted	$0.60	$0.55	$0.27
Adjustments(1)	—	—	0.20
Adjusted earnings per share - diluted (non-GAAP)(1)	$0.60	$0.55	$0.47

Adjustments to return on average tangible assets:
Adjusted net income (non-GAAP)	$18,922	$17,235	$14,510
Add: impact of core deposit intangible amortization expense, after tax	225	268	496
Net income adjusted for impact of core deposit intangible amortization expense, after tax	19,147	17,503	15,006
Average tangible assets (non-GAAP)	5,593,785	5,502,691	5,496,526
Adjusted return on average tangible assets (non-GAAP)	1.39%	1.26%	1.11%

Adjustments to return on average tangible common equity:
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$19,147	$17,503	$15,006
Average tangible common equity (non-GAAP)	590,597	564,966	523,117
Adjusted return on average tangible common equity (non-GAAP)	13.15%	12.29%	11.63%

Adjustments to non-interest expense:
Non-interest expense	$44,394	$42,857	$55,282
Adjustments(1)	—	—	7,598
Adjusted non-interest expense (non-GAAP)	44,394	42,857	47,684
Non-interest expense to average assets, adjusted (non-GAAP)	3.15%	3.03%	3.44%

(1) Adjustments:
Non-interest expense adjustments:
Non-recurring Peoples acquisition-related expenses	$—	$—	$7,598
Total pre-tax adjustments (non-GAAP)	—	—	7,598
Collective tax expense impact	—	—	(1,552)
Adjustments (non-GAAP)	$—	$—	$6,046